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                                                       Exhibit 10.5


                                 PROMISSORY NOTE



$67,062                                                  Los Angeles, California



     1. FOR VALUE RECEIVED, the undersigned, Bikers Dream, Inc. ("Maker), a California corporation, promises to pay to the order of TIG Insurance company ("Payee"), a California corporation, the principal sum of $67,062 (Sixty-Seven Thousand Sixty-Two Dollars and No Cents) as provided below. Pursuant to Section 1914 of the California Civil Code, the indebtedness evidenced by this Note shall not bear interest.

     2. This Note shall be payable in equal monthly installments of Two Thousand Dollars ($2,000) ("Installment Payments"), commencing on the date which is 30 days following the entry of dismissal of the action James Kinnicutt, et al. v. Bikers Dream, Inc., et al., Sacramento Superior Court Case No. 98AS04185 ("Action"), and on the first day of each month thereafter until the balance of this Note shall be paid in full to Payee.

     3. Each Installment Payment from Maker to Payee shall be in the form of a check payable to Payee which shall reference Claim No. A98165684 and "Bikers Dream, Inc." and shall be mailed to TIG Insurance Company, Accounts Payable Department, 5205 North O'Connor Boulevard, Irving, Texas 75039.

     4. Maker may, at any time and from time to time, without penalty, make prepayments on this Note in any amount, all of which will be applied to the final payment due under this Note.

     5. This Note is non-negotiable and has been issued in connection with the settlement of the Action.

     6. At its option, Payee may determine that Maker is in default and accelerate the maturity of this Note such that the unpaid Installment Payments shall become immediately due and payable by Maker to Payee without presentment for payment, or any notice, and judgment shall be entered in favor of Payee for that unpaid balance of the Note if:

          a. Maker has failed to make two (2) consecutive Installment Payments and has failed to cure such default within thirty (30) days of receipt of written demand from Payee for payment of the delinquent amounts with said demand to be sent to Bikers Dream, Inc., 1310 Wacker Drive, Mira Loma, California 91752; or

          b. Maker has cured a default under the foregoing paragraph 6a and then subsequently fails to timely make an Installment Payment to Payee within thirty
(30) days of its due date.




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     7. Maker and Payee agree that if a legal action is filed to enforce or collect this Note for nonpayment, the prevailing party shall be entitled to reasonable attorney fees and costs in addition to any other relief that such prevailing party may be entitled to in law or equity. This provision is applicable to the entire Note.

     8. Maker waives trial by jury in any action to enforce the terms of this Note.

     9. This Note shall be construed in accordance with, and governed by, the laws of the State of California, including but not limited to the Uniform Commercial Code in force in the State of California.

Dated:  July     , 2000               BIKERS DREAM, INC.
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                               By:
                                      ---------------------------------------
                                      An authorized representative with
                                      irrevocable binding authority





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